UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2019

BIOSCRIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1600 Broadway, Suite 700, Denver, Colorado 80202

(Address of principal executive offices)

(720) 697-5200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BIOS	Nasdaq Global Market
Rights to Purchase Series D Junior Participating Preferred Stock	Not applicable	Nasdaq Global Market

Item 8.01. Other Events

On June 13, 2019, BioScrip, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the members of the executive leadership team of the Company immediately after the completion of the Company’s merger with HC Group Holdings II, Inc. The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On June 13, 2019, the Company also sent an email communication to all Company employees regarding the executive leadership team. A copy of the email communication is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by BioScrip, Inc. dated June 13, 2019.

99.2	Employee communication dated June 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date:	June 13, 2019	By:	/s/ Kathryn M. Stalmack
Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary